EXHIBIT 5


                       [Bankers Trust Company letterhead]






                                                        March 22, 1999



Bankers Trust Corporation
  Bankers Trust Plaza,
    130 Liberty Street,
      New York, NY 10006

Dear Sirs:

          I am Managing Director and Counsel of Bankers Trust Company, a subsidiary of Bankers Trust Corporation, a New York corporation (the "Corporation"). A filing with the Securities and Exchange Commission is proposed to be made by the Corporation on the date hereof under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering the offer and sale of $50,000,000 deferred compensation obligations (the "Obligations") of the Corporation. The Obligations represent unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the Coinvestment Plan for the Corporate Finance Group (the "Plan"). I have examined the Restated Certificate of Incorporation and By-Laws of the Corporation, the Plan, and such other documents and instruments as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

          Based upon the foregoing, I am of the opinion that, when issued and paid for in accordance with the provisions of the Plan as contemplated by the Registration Statement, the Obligations will be valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

          I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by me to be responsible.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under "Interest of Named Experts and Counsel" in the Registration Statement. I do not admit in giving this consent that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              /s/ Gordon S. Calder, Jr.
                                              -------------------------
                                              Gordon S. Calder, Jr.